As filed with the Securities and Exchange Commission on March 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCULAR THERAPEUTIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5560161 (I.R.S. Employer Identification No.)

34 Crosby Drive, Suite 105 Bedford, MA (Address of Principal Executive Offices)	01730 (Zip Code)

2014 Stock Incentive Plan

2014 Employee Stock Purchase Plan

(Full Title of the Plan)

Amarpreet Sawhney, Ph.D.

President and Chief Executive Officer

Ocular Therapeutix, Inc.

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Name and Address of Agent for Service)

(781) 357-4000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,126,085 shares	(2)	$8.65	(3)	$9,740,636	(3)	$1,128.94

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Consists of (i) 1,000,964 shares issuable under the 2014 Stock Incentive Plan and (ii) 125,121 shares issuable under the 2014 Employee Stock Purchase Plan.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the registrant’s common stock on the NASDAQ Global Market on March 6, 2017, in accordance with Rule 457(c) under the Securities Act for the 1,126,085 shares issuable in the aggregate under the 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan that are not subject to outstanding options.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2014 Stock Incentive Plan and the 2014 Employee Stock Purchase Plan of Ocular Therapeutix, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-198240, filed with the Securities and Exchange Commission on August 19, 2014 by the Registrant, the contents of the Registration Statement on Form S-8, File No. 333-202886, filed with the Securities and Exchange Commission on March 20, 2015, and the contents of the Registration Statement on Form S-8, File No. 333-210059, filed with the Securities and Exchange Commission on March 10, 2016, each relating to the Registrant’s 2006 Stock Incentive Plan, as amended; 2014 Stock Incentive Plan; and 2014 Employee Stock Purchase Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on this 10th day of March, 2017.

OCULAR THERAPEUTIX, INC.

By:	/s/ Amarpreet Sawhney
Amarpreet Sawhney, Ph. D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Ocular Therapeutix, Inc., hereby severally constitute and appoint Amarpreet Sawhney, Ph.D., W. Bradford Smith and James Fortune, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Ocular Therapeutix, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Amarpreet Sawhney	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer	March 10, 2017
Amarpreet Sawhney, Ph. D.

W. Bradford Smith	Chief Financial Officer	March 10, 2017
W. Bradford Smith	(Principal Financial and Accounting Officer)

/s/ Jaswinder Chadha	Director	March 10, 2017
Jaswinder Chadha

/s/ James Garvey	Director	March 10, 2017
James Garvey

/s/ Jeffrey S. Heier, M.D.	Director	March 10, 2017
Jeffrey S. Heier, M.D.

/s/ Richard L. Lindstrom, M.D.	Director	March 10, 2017
Richard L. Lindstrom, M.D.

/s/ William J. O’Shea	Director	March 10, 2017
William J. O’Shea

/s/ Bruce A. Peacock	Director	March 10, 2017
Bruce A. Peacock

/s/ Charles Warden	Director	March 10, 2017
Charles Warden

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INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

4.3(2)	Fourth Amended and Restated Investor Rights Agreement of the Registrant, as amended

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

99.1(3)	2014 Stock Incentive Plan

99.2(3)	2014 Employee Stock Purchase Plan

(1)         Previously filed with the Securities and Exchange Commission on July 30, 2014 as an Exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36554) and incorporated herein by reference.

(2)         Previously filed with the Securities and Exchange Commission on June 20, 2014 as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference.

(3)         Previously filed with the Securities and Exchange Commission on July 11, 2014 as an Exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196932) and incorporated herein by reference

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